AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT



                  This Amended and Restated Loan and Security Agreement is entered into by and between the undersigned Borrowers and the undersigned Lender in light of the following facts:

                                    RECITALS

                   WHEREAS, Associated Concrete Products, Inc. ("Associated Concrete"), DeKalb Concrete Products, Inc. ("DeKalb"), Dalworth Concrete Products, Inc. ("Dalworth"), Associated Plastics, Inc. ("Associated Plastics") and The Surfer Publications, Inc. ("Surfer") have entered into related and affiliated Loan and Security Agreements with The CIT Group/Credit Finance, Inc., each dated as of June 27, 1995 and as subsequently amended (collectively, the "Original Loan Agreements"), and certain other documents, guaranties, instruments and agreements related thereto (collectively with the Original Loan Agreements, the "Original Loan Documents"), whereby Lender provided collective credit facilities to the above companies; and

                  WHEREAS, Lender is willing to provide additional credit facilities to Associated Concrete, DeKalb, Dalworth and Associated Plastics (collectively, "Borrowers") as more particularly set forth herein; and

                  WHEREAS, Borrowers are executing this Amended and Restated Loan and Security Agreement jointly and severally as co-borrowers on the terms and conditions provided herein; and

                  WHEREAS, Surfer and Lender are also entering into an agreement terminating their Loan and Security Agreement dated as of June 27, 1995; and

                  WHEREAS, the operations of Borrower are interrelated and the financial success of each Borrower is dependent upon the financial success of each other Borrower; and

                  WHEREAS, Borrowers have determined that it is in their mutual best interest and convenience to obtain financing from Lender on a joint and several basis; and

                  WHEREAS, Borrowers and Lender do hereby jointly and severally, individually and collectively, enter into this Amended and Restated Loan and Security Agreement (this "Agreement") concerning the loans and other credit accommodations made or to be made by Lender to Borrowers in place and stead of the Original Loan Agreement.

                  NOW, THEREFORE, Borrowers and Lender agree as follows:

SECTION 1.                 PARTIES


                  1.1 The "Borrowers" are the persons, firms, corporations or other entities identified as the Borrowers in the foregoing recitals and with more particularity in Section 10, jointly and severally, individually and collectively, together with their respective successors and assigns.

                   1.2 The "Lender" is The CIT Group/Credit Finance, Inc., and its successors and assigns.

SECTION 2.        LOANS AND OTHER CREDIT ACCOMMODATIONS

                  2.1 Revolving Loans. Lender shall, subject to the terms and conditions contained herein, make revolving loans to Borrowers ("Revolving Loans") in amounts requested by Borrowers from time to time, but not in excess of the Net Availability existing immediately prior to the making of the requested Revolving Loan and provided the requested Revolving Loan would not cause the outstanding Obligations to exceed the Maximum Credit.

                           (a) The "Maximum Credit" is set forth in Section 10.1(a) hereof.

                           (b) The "Gross Availability" shall be calculated at any time as the sum of

                           (i) the product obtained by multiplying the then-outstanding amount of Eligible Accounts, net of all taxes, discounts, allowances and credits given or claimed, by the Eligible Accounts Percentage set forth in Section 10.1(b), plus:  (ii) the product  obtained by multiplying  the
                   applicable Eligible Inventory Percentages, if any, set forth in Section 10.1(b) by the values (as reasonably determined by Lender based on the lower of cost or market) of Eligible Inventory, but the amount so added shall not exceed any sublimits set forth in Section 10.1(c), minus:  (iii) any Reserves.

                           (c) The "Net Availability" shall be calculated at any time as an amount equal to the Gross Availability minus the aggregate amount of all then-outstanding Obligations of Borrowers to Lender.

                           (d) "Eligible Accounts" are accounts created by Borrowers in the ordinary course of their respective businesses which are and remain acceptable to Lender for lending purposes. General criteria for Eligible Accounts are set forth below but may be revised from time to time by Lender, in its reasonable credit judgment, on fifteen (15) days' prior written notice to Borrowers. Lender shall, in general, deem accounts to be Eligible Accounts if: (1) such accounts arise from bona fide completed transactions and have not remained unpaid for more than the number of days after the invoice date or the number of days past due set forth in Section 10.1(d); (2) the amounts of the accounts reported to Lender are absolutely owing to Borrowers and do not arise from sales on consignment, guaranteed sale or other terms under which payment by the account debtors may be conditional or contingent; (3) the account debtor's chief executive office or principal place of business is located in the United States or Canada or payment of the account is fully supported by a letter of credit assigned to Lender and in form and substance acceptable to Lender; (4) such accounts do not arise from progress billings (i.e., partial billings based on percentage of completion of construction or other projects), consignments, retainages or bill and hold sales (other than bill and hold sales not in excess of $200,000 in the aggregate outstanding at any time) unless the applicable Borrower provides a bill and hold letter in form satisfactory to Lender; (5) there are no contra relationships, setoffs, counterclaims or disputes existing with respect thereto and, where Lender deems appropriate, it is furnished with a non-offset letter in form and substance satisfactory to Lender, and there are no other facts existing or threatened which would impair or delay the collectability of all or any portion thereof; (6) the goods giving rise thereto were not at the time of the sale subject to any liens except those permitted in this Agreement; (7) such accounts are not accounts with respect to which the account debtor or any officer or employee thereof is an officer, employee or agent of or is affiliated with any Borrower, directly or indirectly, whether by virtue of family membership, ownership, control, management or otherwise; (8) such accounts are not accounts with respect to which the account debtor is the United States or any State or political subdivision thereof or any department, agency or instrumentality of the United States, any State or political subdivision, unless there has been compliance with the Assignment of Claims Act or any similar State or local law, if applicable; (9) Borrowers have delivered to Lender or Lender's representative such documents as Lender may have requested pursuant to Section 5.8 hereof in connection with such accounts and Lender shall have received a verification of such account, satisfactory to it, if sent to the account debtor or any other obligor or any bailee pursuant to Section
         5.4 hereof; (10) there are no facts, existing or threatened, which might result in any material adverse change in the account debtor's financial condition; (11) such accounts owed by a single account debtor or its affiliates do not represent more than thirty percent (30%) of all otherwise Eligible Accounts for Borrowers (provided that accounts excluded from Eligible Accounts solely by reason of this subsection
         (11) shall nevertheless be considered Eligible Accounts to the extent of the amount of such accounts which does not exceed thirty percent (30%) of all otherwise Eligible Accounts for Borrowers); (12) such accounts are not owed by an account debtor whose accounts or whose affiliates' accounts greater than one hundred twenty (120) days past invoice date comprise more than fifty percent (50%) of the accounts of such account debtor or its affiliates owed to Borrowers; (13) such accounts are owed by account debtors whose total indebtedness to any Borrower does not exceed the amount of any customer credit limits as established, and changed, from time to time by Lender on notice to Borrowers (accounts excluded from Eligible Accounts solely by reason of this subsection (13) shall nevertheless be considered Eligible Accounts to the extent the amount of such accounts does not exceed such customer credit limit); (14) such accounts are owed by account debtors deemed creditworthy at all times by Lender; and (15) where applicable, Borrowers have complied with all mechanics lien laws.


                           (e) "Eligible Inventory" is inventory owned by a Borrower valued at the lower of cost or market which is and remains acceptable to Lender as Lender shall reasonably determine for lending purposes and is located at one of the addresses set forth in Section 10.6(d).

                           (f) Lender shall have a continuing right to deduct reserves in determining the Gross Availability ("Reserves"), and to increase and decrease such Reserves from time to time, if and to the extent that, in Lender's reasonable judgment, such Reserves are necessary to protect Lender against any state of facts which does, or would, with notice or passage of time or both, constitute an Event of Default or have a material adverse effect on any Collateral. Lender may, at its option, implement Reserves by designating as ineligible a sufficient amount of accounts or inventory which would otherwise be
         Eligible Accounts or Eligible Inventory so as to reduce Gross Availability by the amount of the intended Reserve. Promptly upon Lender's actual receipt of information which it determines eliminates the need for a particular Reserve, Lender shall reduce the total Reserves accordingly; provided, however, that nothing herein shall affect Lender's right to establish and maintain Reserves as provided in the first sentence of this subsection 2.1(f).

                           (g) Subject to the terms and conditions hereof, including, but not limited to, the existence of sufficient Gross and Net Availability, Borrowers agree to borrow amounts from time to time such that the aggregate outstanding principal amount of all Revolving Loans, Accommodations, Real Property Term Loans, Capital Expenditure Loans and the Equipment Loan to Borrowers shall at all times equal or exceed the principal amount set forth in Section 10.1(e) as the Minimum Borrowing; provided, that the only consequence of a breach of the foregoing shall be the required payment set forth in the following sentence. If the average aggregate outstanding principal amount of Revolving Loans, Accommodations, Real Property Term Loans, Capital Expenditure Loans and the Equipment Loan to Borrowers for any month is less than the Minimum Borrowing, Borrowers shall jointly and severally pay Lender a fee equal to the amount of interest that would have accrued during such month on such difference. Such fee shall be payable at the per annum interest rate provided in Section 10.4(a) and in the manner provided herein for the payment of such interest.

                  2.2      Intentionally Deleted.

                  2.3      Accommodations.

                           (a) Subject to the terms and conditions contained herein, Lender shall issue or cause to be issued, from time to time at a Borrower's request and on terms and conditions and for purposes satisfactory to Lender, credit accommodations consisting of letters of credit, bankers' acceptances, merchandise purchase guaranties or other guaranties or indemnities for such Borrower's account (collectively, "Accommodations"). Any Borrower requesting an Accommodation shall execute and perform additional agreements relating to such Accommodation in form and substance acceptable to Lender as Lender may reasonably determine and the issuer of such Accommodation, all of which shall supplement the rights and remedies granted herein. Any payments made by Lender or any affiliate of Lender in connection with the Accommodations shall constitute additional Revolving Loans to Borrowers.


                           (b) In addition to the fees and costs of any issuer in connection with issuing or administering Accommodations, Borrowers shall pay monthly to Lender from the date of issuance of any Accommodation until termination or payment thereof, on the first day of each month for the preceding month, a charge on the face amount of all outstanding Accommodations computed daily at the rate set forth in
         Section 10.3(a) (the "Accommodation Charges").

                           (c) No Accommodation will be issued unless the full amount of the Accommodation requested, plus fees and costs for issuance, is less than the Net Availability existing immediately prior to the issuance of the requested Accommodation, or if the requested Accommodation would cause the sum of the outstanding Obligations to exceed the Maximum Credit, or cause the sum of the open amount of Accommodations to exceed, at any time, the Accommodation sublimit set forth in Section 10.3(b).

                           (d) All indebtedness, liabilities and obligations of any sort whatsoever, however arising, whether present or future, fixed or contingent, secured or unsecured, due or to become due, paid or incurred or otherwise arising in connection with any Accommodation shall be included in the term "Obligations" as defined in Section 4.2 below, and shall include, without limitation, (i) all amounts due or which may become due under such Accommodation; (ii) all amounts charged or chargeable to Borrowers or to Lender by any bank, other financial institution or correspondent bank which opens, issues or is involved with such Accommodation; (iii) Lender's Accommodation Charges and all fees, costs and other charges of any issuer of such Accommodation; and
         (iv) all duties, freight, taxes, costs, insurance and all such other charges and expenses which may pertain directly or indirectly to any Obligations or such Accommodation or to the goods or documents relating thereto.

                           (e) Borrowers unconditionally agree to indemnify and hold Lender harmless from any and all loss, claim or liability (including reasonable attorneys' fees) arising from any transactions or occurrences relating to any Accommodation established or opened for a Borrower's account, the Collateral relating thereto and any drafts or acceptance thereunder, including any such loss or claim due to any action taken by the issuer of such Accommodation, other than any loss, claim or liability to the extent arising from Lender's gross negligence or wilful misconduct. Borrowers further agree to indemnify and hold Lender harmless for any errors or omissions in connection with the

         Accommodations, whether caused by Lender, by the issuer of any Accommodation or otherwise, other than errors resulting from Lender's gross negligence or wilful misconduct. Borrowers' unconditional obligation to indemnify and hold Lender harmless under this provision shall not be modified or diminished for any reason or in any manner whatsoever, except as set forth herein. Borrowers agree that any charges made to Lender by any issuer of any Accommodation shall be conclusive on Borrowers, except in the case of manifest error, and may be charged to Borrowers' loan account.


                           (f) Lender shall not be responsible for the conformity of any goods to the documents presented, the validity or genuineness of any documents or delay, default, or fraud by any Borrower or shipper and/or anyone else in connection with the Accommodations or any underlying transaction.

                           (g) Borrowers agree that any action taken by Lender, if taken in good faith, or any action taken by an issuer of any Accommodation, under or in connection with any Accommodation, shall be binding on Borrowers and shall not create any resulting liability to Lender. In furtherance thereof Lender shall, upon and during the continuance of an Event of Default, have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute for Borrowers' account any and all applications for steamship or airway guarantees, indemnitees or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, if in Lender's discretion such action is reasonably necessary for the protection or preservation of the Collateral; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications or Accommodations. All of the foregoing actions may be taken in Lender's sole name, and the issuer thereof shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from Lender, all without notice to or any consent from any Borrower. None of the foregoing actions described in this subsection 2.3 (g) may be taken by any Borrower without Lender's express written consent.

         2.4 Real Property Term Loans. Upon Borrowers' request therefor, and subject to the satisfaction of the conditions to such loans set forth in this
Section 2.4 and in any other agreement between Borrowers and Lender, Lender shall make up to eight (8) separate term loans to Borrowers on the basis of the Real Property as defined in Section 4.3(f) below (collectively, the "Real Property Term Loans"). Each Real Property Term Loan shall be in an original principal amount not to exceed seventy percent (70%) of the appraised "quick sale value" of the Real Property (as determined by one or more appraisers acceptable to Lender in its sole discretion) and shall be evidenced by, and payable in accordance with the terms of, a promissory note, substantially in the form of Exhibit 2.4 attached hereto, executed by Borrowers to the order of Lender, providing for, among other terms, amortization of principal on a straight-line basis over ninety-six (96) months (each, a "Real Property Term Loan Note", and collectively, the "Real Property Term Loan Note"). The original principal amount of all Real Property Term Loans in the aggregate shall not exceed Four Million Five Hundred Thousand Dollars ($4,500,000). Borrowers may prepay, in whole or in part, any or all of the Real Property Terms Loans without premium or penalty provided such prepayments are made with the proceeds of either (i) a sale of the Real Property which is the basis for such Real Property Term Loan or (ii) a refinance loan provided to Borrowers by an independent, third-party lender. Lender promptly shall release its lien on the Real Property relating to any such loan which is prepaid by Borrowers as permitted by the preceding sentence. Lender also shall release its lien on all or any portion of the Real Property to facilitate Borrowers' sale of the Real Property or obtaining of financing on the basis thereof if at the time of Borrowers' request for such release there exists no Event of Default (including, without limitation, any overadvance under the Revolving Loans facility -- i.e., Borrowers do not have Revolving Loans outstanding in excess of the maximum applicable percentage or dollar limitations set forth in Sections
2.1 or 10.1).


         2.5 Equipment Term Loan. Upon completion of satisfactory due diligence with respect to the Equipment conducted by Lender, Lender shall make a term loan to Borrowers, on the basis of the Equipment as described in the June 1997
Accuval appraisal, in an original principal amount of Six Million Dollars ($6,000,000) (the "Equipment Term Loan"). Borrowers shall utilize a portion of the proceeds of the Equipment Term Loan to repay, in full, their outstanding term loan obligations to The CIT Group/Equipment Financing, Inc. The Equipment Term Loan shall be evidenced by, and payable in accordance with the terms of, a promissory note, substantially in the form of Exhibit 2.5 attached hereto, executed by Borrower to the order of Lender, providing for, among other terms, amortization of principal on a straight-line basis over eight-four (84) months (the "Equipment Term Loan Note").

         2.6 Capital Expenditures Loan Facility. Upon Borrowers' request therefor from time to time, Lender shall, subject to the terms and conditions set forth in this Section 2.6, make term loans to Borrowers (individually, a "Capital Expenditure Loan" and collectively, the "Capital Expenditure Loans"), all of which shall not exceed in the aggregate Three Million Dollars ($3,000,000) at any time outstanding, to facilitate Borrowers' acquisition of new Equipment (i.e., Equipment purchased by a Borrower within three (3) months before Borrowers' request for a related Capital Expenditure Loan) for uses directly related to Borrowers' business operations as conducted consistent with the terms of this Agreement. Each Capital Expenditure Loan shall be evidenced by and payable in accordance with the terms of a promissory note, substantially in the form of Exhibit 2.6 attached hereto, executed by Borrower to the order of Lender, providing for, among other terms, amortization of principal on a straight-line basis over sixty (60) months and for permitted voluntary prepayments of principal, in whole or in part, at any time, without premium or penalty (each, a "Capital Expenditure Loan Note, and collectively, the "Capital Expenditure Loan Notes"). Lender may, at any time and from time to time in its sole discretion for any purpose, (i) consolidate multiple, or all of the, Capital Expenditure Loan Notes into a single promissory note, or (ii) consolidate multiple, or all of the, Capital Expenditure Loan Notes with the Equipment Term Loan Note. All terms and provisions of all such promissory notes so consolidated shall remain the same as immediately prior to consolidation.

                  Upon approval by Lender, each Capital Expenditure Loan shall be in an amount requested by Borrowers up to eighty percent (80%) of the cost of the Equipment as reflected in the invoice therefor; provided, however, Capital Expenditure Loans shall be limited to the cost of the purchased Equipment itself, and shall not include any ancillary costs or expenses associated with the acquisition of such Equipment, such as, but not limited to, freight and other transportation charges, installation and delivery charges, brokerage commissions, sales taxes, and similar "soft" costs and expenses.


                  Lender shall not be required to make any Capital Expenditure Loan hereunder unless on the date such loan is to be funded by Lender all of the following conditions have been satisfied:

                           (a) Supplement. Borrower shall have executed and delivered to Lender a supplement, in form and substance acceptable to Lender, describing in a manner satisfactory to Lender the Equipment to be financed by such loan;

                           (b) Note. The Capital Expenditure Note evidencing such loan shall have been duly executed and delivered to Lender;

                           (c) Equipment Delivery. The Equipment being financed by such loan shall have been duly delivered to and accepted by a Borrower;

                           (d) Invoice and Title. If requested by Lender, Lender shall have received copies of the invoice or invoices covering the acquisition of the items of Equipment being financed with such loan together with copies of the bills of sale, if any, conveying such items to a Borrower;

                           (e) Payment of Equipment Cost.Lender shall be satisfied that the cost of each item of Equipment being financed by such loan has been, or concurrently with the making of such loan will be, fully paid.

                           (f) Insurance. Lender shall have received evidence satisfactory to it that the Equipment being financed by such loan is insured in accordance with the provisions of this Agreement.

                           (g) Security Interest. All filings, recordings and other actions deemed necessary or desirable by Lender in order to establish, protect, preserve and perfect its security interest in the Equipment being financed by such loan as a valid perfected first priority security interest shall have been duly effected, including, without limitation, the filing of financing statements and the recordation of landlord and/or mortgagee waivers or disclaimers and/or severance agreements, all in from and substance satisfactory to Lender and all fees, taxes and other charges relating to such filings and recordings shall be or shall have been paid by Borrowers.

                  2.7 Obligations In Excess of Limitations; Certain Amounts Due Without Demand. Lender may, in the exercise of its reasonable judgment, make or permit Revolving

Loans, Accommodations, Real Property Term Loans, Capital Expenditure Loans, or the Equipment Term Loans or other Obligations in excess of the Maximum Credit, Gross Availability or applicable sublimits. To the extent such excess is permitted by Lender, all or any portion of such excess shall become due and payable upon Lender's demand therefor. To the extent the aggregate amount of Revolving Loans, Accommodations, Real Property Term Loans, Capital Expenditure Loans, the Equipment Term Loans or other Obligations at any time exceeds, without the consent of Lender, the Maximum Credit, Gross Availability or applicable sublimits, all of such excess shall be due and payable within ten
(10) days of Lender's demand therefor (during which time Lender reserves the right to stop making additional loans or Accommodations).


SECTION 3. INTEREST AND FEES

                  3.1      Interest.

                           (a) Interest on all Obligations other than the Equipment Term Loan and the Capital Expenditure Loans shall be payable by Borrowers on the first day of each month, calculated upon the closing daily outstanding principal balances in the loan account(s) of Borrowers for each day during the immediately preceding month, at the per annum rate set forth as the Interest Rate in Section 10.4(a). Interest on the Equipment Term Loan and the Capital Expenditure Loans shall be payable by Borrowers on the first day of each month, calculated upon the closing daily outstanding principal balances in the loan account(s) of Borrower for each day during the immediately preceding month, at the per annum rate set forth as the Interest Rate (Equipment Loans) in Section 10.4(b). The respective Interest Rates provided in Sections 10.4(a) and (b) shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate (as defined below), effective as of the date of each such change. Interest shall be calculated on the basis of actual days elapsed over a 360-day year. Notwithstanding the foregoing provisions of this Section 3.1(a) regarding the rates of interest applicable to the respective
         Obligations:

                                    (i) If at any time the  amount  of  interest
                  computed on the basis of Section 10.4(a) or (b) (as applicable, the "Annual Rate") would exceed the amount of interest computed upon the basis of the maximum rate of interest (the "Maximum Legal Rate") permitted by applicable state or federal law in effect from time to time hereafter, after taking into account, to the extent required by applicable law, any and all fees, payments, charges and calculations provided for in this Agreement or in any other agreement between Borrowers and Lender, the interest payable under this Agreement shall be computed on the basis of the Maximum Legal Rate, but any subsequent reduction in the Annual Rate shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the Annual Rate.

                                    (ii) No agreements,  conditions,  provisions
                  or stipulations contained in this Agreement or any other instrument, document or agreement between Borrowers and Lender, or default of Borrowers, or the exercise by Lender of the right to accelerate the payment or the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other agreement between Borrowers and Lender, or the arising of any contingency whatsoever, shall entitle Lender to collect, in any event, interest exceeding the Maximum Legal Rate and in no event shall Borrowers be obligated to pay interest exceeding such Maximum Legal Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event that any interest is charged in excess of the Maximum Legal Rate ("Excess"), Borrowers acknowledge and stipulate that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be, first, applied to reduce the principal of the Revolving Loans then unpaid hereunder; second, applied to reduce Borrowers' other Obligations hereunder; and third, returned to Borrowers, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrowers recognize that, with fluctuations in the Annual Rate and the Maximum Legal Rate, such an unintentional result could inadvertently occur. By the execution of this Agreement, Borrowers covenant that (x) the credit or return of any Excess shall constitute the acceptance by Borrowers of such Excess, and (y) Borrowers shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon the charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged, or received by Lender, all interest at any time contracted for, charged or received by the Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

                                    (iii) The  provisions of Section  3.1(a)(ii)
                  shall be deemed to be incorporated into every document or communication relating to the Obligations which sets forth or prescribes any account, right or claim or alleged account, right or claim of Lender with respect to Borrowers (or any other obligor in respect of the Obligations), whether or not any provision of Section 3.1 is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the liabilities and obligations of Borrowers (or any other obligor) asserted by Lender thereunder, be automatically recomputed by Borrowers or such obligor, and by any court considering the same, to give effect to the adjustments or credits required by Section 3.1.(a)(ii).


                                    (iv) If the applicable  state or federal law
                  is amended in the future
                  to allow a greater rate of interest to be charged under this Agreement or any other loan documents than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law, as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lender by reason thereof shall be payable upon demand.

                           (b) Anything herein to the contrary notwithstanding, interest shall not be due or payable on the face amount of any outstanding Accommodations, but shall be due on any amounts drawn on Accommodations.

                           (c) The "Prime Rate" is the rate of interest publicly announced by The Chase Manhattan Bank in New York, New York as its prime rate or similar such designation (such rate is not intended to be the lowest rate of interest charged by such bank to its borrowers).

                  3.2      Intentionally Omitted.

                  3.3      Intentionally Omitted.

                  3.4 Unused Line Fee. Borrowers, jointly and severally, shall pay Lender on the first day of each month, in arrears, during the initial and any renewal term an Unused Line Fee at the rate per annum set forth in Section 10.4(d), calculated on the amount, if any, by which the Maximum Credit exceeds the average outstanding principal balance of all Revolving Loans, Accommodations, Real Property Terms Loans, Capital Expenditure Loans and the Equipment Term Loan outstanding during the preceding month.

                  3.5 Charges to Loan Account. At Lender's option, all payments of principal, interest, fees, costs, expenses and other charges provided for in this Agreement, or in any other agreement now or hereafter existing between Lender an Borrowers, may be charged on the date when due as principal to any loan account(s) of Borrowers maintained by Lender, and shall thereafter bear interest at the rate and payable in the manner provided herein for the accrual and payment of interest on outstanding Obligations.

SECTION 4. GRANT OF SECURITY INTEREST

                  4.1 Grant of Security Interest. To secure the payment and performance in full of all Obligations, Borrowers hereby grant to Lender a continuing security interest in and lien upon, and a right of setoff against, and Borrowers hereby assign and pledge to Lender, all of the Collateral, including any Collateral not deemed eligible for lending purposes.


                  4.2 Obligations. "Obligations" shall mean any and all Revolving Loans, Accommodations, Real Property Term Loans, Capital Expenditure Loans, the Equipment Term Loan and all other indebtedness, liabilities and obligations of every kind, nature and description owing by Borrowers to Lender, including principal, interest, charges, fees and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal Term or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by Lender including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations or interests of Lender in the obligations of Borrowers to others, assumption, operation of law, subrogation or otherwise and shall also include all amounts chargeable to Borrowers under this Agreement or in connection with any of the foregoing.

                  4.3 Collateral. "Collateral" shall mean all of the following property of Borrowers:

                           (a) All now owned and hereafter acquired right, title and interest of Borrowers in, to and in respect of all: accounts, including without limitation all interests in goods represented by accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; chattel paper; general intangibles (including, but not limited to, tax and duty claims and refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, license agreements and licenses (to the extent a security interest may be granted therein), whether as licensor or licensee, computer software programs and systems (to the extent a security interest may be granted therein), choses in action and other claims, and existing and future leasehold interests in equipment, real estate and fixtures); documents; instruments; letters of credit, bankers' acceptances or guaranties; cash monies, deposits, securities (other than investment grade securities held as of the date hereof for investment purposes only, and the proceeds therefrom), bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender, its affiliates or any entity which, at any time, participates in Lender's financing of Borrowers or at any other depository or other institution (but excluding, in any event, cash monies, deposits, securities, bank accounts and deposit accounts held outside the United States or Canada, provided the foregoing is not the proceeds of Collateral); and agreements or property securing or relating to any of the items referred to above;

                           (b) All now owned and hereafter acquired right, title and interest of Borrowers in, to and in respect of goods, including, but not limited to:


                                    (i) All inventory, wherever located, whether
                  now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods (including, without limitation, hardware) and materials to be used or consumed in any Borrower's business; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof;

                                    (ii) All equipment  and  fixtures,  wherever
                  located, whether now owned or hereafter acquired, including, without limitation, all machinery, equipment, motor vehicles, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts) and accessions thereof and thereto (collectively, the "Equipment");

                                    (iii) All  consumer  goods,  farm  products,
                  crops, timber, minerals or the like (including oil and gas), wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description;

                           (c) All now owned and hereafter acquired right, title and interest of any Borrower in, to and in respect of any other personal property or any fixtures in or upon which Lender has or may hereafter have a security interest, lien or right of setoff;

                           (d) All present and future books and records relating to any of the above, including, without limitation, all computer programs (to the extent a security interest may be granted therein), printed output and computer readable data, in any media, in the possession or control of any Borrower, any computer service bureau or other third party;

                           (e) All notes, security interests and deeds of trust or mortgages in favor of any Borrower;

                           (f) All right, title and interest of any Borrower in, to and in respect of the parcels of real property and the related improvements thereto identified in Schedule F and any parcels of real property and related improvements, if any, thereto hereafter acquired in fee by any Borrower (collectively, the "Real Property"); and

                           (g) All products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

SECTION  5. COLLECTION AND ADMINISTRATION

                  5.1 Collections. Borrowers shall, at Borrowers' expense and in the manner requested by Lender from time to time, direct that remittances and all other proceeds of accounts and other Collateral shall be directly deposited into a bank account maintained in the name of Lender under arrangements with the depository bank under which all funds deposited to such bank account are required to be transferred solely to Lender. Borrowers shall bear all risk of loss of any funds deposited into such account. In connection therewith, Borrowers shall execute such bank account agreements as Lender shall specify. Any collections or other proceeds received by any Borrower shall be held in trust for Lender and immediately remitted to Lender, in kind.


                  5.2 Payments. All Obligations shall be payable at Lender's office set forth below or at Bank of America, NT & SA, in Los Angeles, California, or such substitute bank as Lender may determine ("Lender's Bank") or such other place as Lender may designate from time to time. For purposes of determining Gross and Net Availability, remittances and other payments with respect to the Collateral and Obligations will be treated as credited to the loan account of Borrowers maintained by Lender and Collateral balances to which they relate, upon the date of Lender's receipt of advice from Lender's Bank that such remittances or other payments have been credited to Lender's account, which advice shall be deemed received not more than one business day from the date any such remittance or other payment is credited to Lender's account, or in the case of remittances or other payments, received directly in kind by Lender, upon the date of Lender's deposit thereof at Lender's Bank, subject to final payment and collection. In computing interest charges, the loan account of Borrowers maintained by Lender will be credited with remittances and other payments two
(2) Business Days after Lender has received advice of receipt of remittances in Lender's account at Lender's Bank. For purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banks located in Los Angeles, California, or New York, New York are authorized to close.

                  5.3 Loan Account Statements. Lender shall deliver to Borrowers monthly a joint loan account statement. Each statement shall be considered correct and binding upon Borrowers as an account stated, except as to manifest error or to the extent that Lender receives, within sixty (60) days after the mailing of such statement, written notice from Borrowers of any specific exceptions by Borrowers to that statement.

                  5.4 Direct Collections. Lender may, at any time, after and during the continuance of an Event of Default or if at any time in its sole judgment Lender has a reasonable belief that Borrowers are or may be in violation of the Agreement, whether or not an Event of Default has actually occurred, without notice to or consent of Borrowers, (a) notify any account debtor that the accounts and other Collateral which includes a monetary obligation have been assigned to Lender by Borrowers and that payment thereof is to be made to the order of and directly to Lender; (b) send, or cause to be sent by its designee, requests (which may identify the sender by a pseudonym) for verification of accounts and other Collateral directly to any account debtor or any other obligor or any bailee with respect thereto; and (c) demand, collect or enforce payment of any accounts or such other Collateral, but without any duty to do so, and Lender shall not be liable for any failure to collect or enforce payment thereof. At Lender's request, all invoices and statements sent to any account debtor, other obligor or bailee, shall state that the accounts and such other Collateral have been assigned to Lender and are payable directly and only to Lender.

                  5.5 Attorney-in-Fact. Borrowers hereby appoint Lender and any designee of Lender as Borrowers' attorney-in-fact and authorize Lender or such designee, at Borrowers' sole expense, to exercise at any time in Lender's or such designee's discretion all or any of the following powers, which powers of attorney, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrowers, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof; (b) transmit to account debtors, other obligors or any bailee's notice of the interest of Lender in the Collateral or request from account debtors or such other obligors or bailees at any time, in the name of Borrowers or Lender or any designee of Lender, information concerning the Collateral and any amounts owing with respect thereto; (c) notify account debtors or other obligors to make payment directly to Lender to the extent permitted in Section 5.4, or notify bailees as to the disposition of Collateral; (d) during the continuance of an Event of Default or if Borrowers so agree, take or bring, in the name of Lender or Borrowers, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the accounts and other
Collateral; (e) during the continuance of an Event of Default, change the address for delivery of mail to Borrowers and to receive and open mail addressed to any Borrower; (f) during the continuance of an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations; and
(g) execute in the name of Borrowers and file against Borrowers in favor of Lender financing statements or amendments with respect to the Collateral.

                  5.6 Liability. Borrowers hereby release and exculpate Lender, its officers, employees and designees, from any liability arising from any acts under this Agreement or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or wilful misconduct. In no event will Lender have any liability to Borrowers for lost profits or other special or consequential damages.

                  5.7 Administration of Accounts. After written notice by Lender to Borrowers upon or during the continuance of an Event of Default, Borrowers shall not, without the prior written consent of Lender in each instance, (a) grant any extension of time of payment of any of the accounts or any other Collateral which includes a monetary obligation; (b) compromise or settle any of the accounts or any such other Collateral for less than the full amount thereof;
(c) release in whole or in part any account debtor or other person liable for the payment of any of the accounts or any such other Collateral; or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the accounts or any such other Collateral.

                  5.8 Documents. At such times as Lender may reasonably request and in the manner specified by Lender, Borrowers shall deliver to Lender or Lender's representative, as Lender shall designate, copies or originals of invoices, agreements, proofs of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to accounts or other Collateral, together with customer statements, schedules describing the accounts or other Collateral and/or statements of account and confirmatory assignments to Lender of the accounts or other Collateral, in form and substance satisfactory to Lender and duly executed by Borrowers. Without limiting the provisions of Section 5.7, any Borrower's granting of credits, discounts, allowances, deductions, return authorizations or the like will promptly be reported to Lender in writing. In no event shall any such schedule or confirmatory assignment (or the absence thereof or omission of any of the accounts or other Collateral therefrom) limit or in any way be construed as a waiver, limitation or modification of the security interests or rights of Lender or the warranties, representations and covenants of Borrowers under this Agreement. Any documents, schedules, invoices or other paper delivered to Lender by any Borrower may be destroyed or otherwise disposed of by Lender six (6) months after receipt by Lender, unless such Borrower requests their return in writing in advance and makes prior arrangements for their return, at its expense.

                  5.9 Access. From time to time as reasonably requested by Lender, Lender or its designee shall have complete access to all of the premises where Collateral is located for the purposes of inspecting the Collateral, including Borrowers' books and records, and Borrowers shall permit Lender or its designee to make such copies of such books and records or extracts therefrom as Lender may request. Without expense to Lender, Lender may use such of Borrowers' personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises as Lender shall request for the collection of accounts and realization on other Collateral. Borrowers hereby irrevocably authorize all accountants and third parties, with the exception of Borrowers' attorneys with respect to information for which a privilege is asserted, to disclose and deliver to Lender at Borrowers' expense all financial information, books and records, work papers, management reports and other information in their possession regarding Borrowers. Borrowers shall reimburse Lender for its reasonable expenses incurred under this Section.

                  5.10 Environmental Audits. If Lender has a reasonable belief that any premises or property of a Borrower where a material part of the Collateral is located is in material violation of any law relating to the storage, release or manufacture of hazardous or toxic substances, at the sole expense of Borrowers, Borrowers shall provide Lender, or its designee, from time to time upon reasonable request, complete access to the affected facilities for the purpose of conducting an environmental audit of such facilities as Lender or its designees may deem necessary. Borrowers agree to cooperate with Lender with respect to any environmental audit conducted by Lender or its designee pursuant to this Section 5.10.

SECTION 6. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS


                  Borrowers hereby represent, warrant and covenant to Lender the following, the truth and accuracy of which, and compliance with which, shall be continuing conditions of the making of loans or other credit accommodations by Lender to Borrowers. Each statement below shall be deemed a warranty or representation if so specified, and otherwise shall be deemed a covenant.

                  6.1 Financial and Other Reports. Each Borrower shall keep and maintain its books and records in accordance with generally accepted accounting principles, consistently applied. Borrowers shall, at their sole expense, deliver to Lender (a) weekly, on or before the end of the following week, accurate and complete perpetual inventory reports if Borrowers' Net

Availability is less than $1,000,000; (b) monthly, on or before the tenth (10th) day of each month, accurate and complete accounts receivable and accounts and notes payable agings; (c) monthly, on or before the twentieth (20th) day of each month, internally prepared income statements and a monthly inventory report for the prior month (provided Net Availability is not less than $1,000,000); (d) quarterly, on or before the twentieth (20th) day of each fiscal quarter of Borrowers, internally prepared interim financial statements for the previous fiscal quarter; (e) annually, as soon as available, but in no event later than one hundred twenty (120) days after the end of Borrowers' respective fiscal years, audited financial statements of Borrowers (prepared on a consolidated and consolidating basis along with the affiliates of Borrowers and any guarantor) accompanied by the report and opinion thereon of independent certified public accountants acceptable to Lender; and (f) with such frequency as Lender shall request, cash flow projections in a form acceptable to lender. All of the foregoing shall be in such form and together with such information with respect to the business of Borrowers or any guarantor, as Lender may in each case reasonably request. Borrowers shall also provide to Lender, within ten (10) days after Borrowers' delivery thereof to the Securities and Exchange Commission, accurate and complete copies of any reports, forms or other documents (including Forms 10-K and 10-Q) prepared or delivered by any Borrower to the Securities and Exchange Commission.

                  6.2 Trade Names. Each Borrower may from time to time render invoices to account debtors under its trade name(s) set forth in Section 10.6(f) after Lender has received prior written notice from such Borrower of the use of such trade name(s) and as to which, such Borrower agrees that: (a) such trade name does not refer to another corporation or other legal entity; (b) all accounts and proceeds thereof (including any returned merchandise) invoiced under any such trade names are owned exclusively by such Borrower and are subject to the security interest of Lender and the other terms of this Agreement; and (c) all schedules of accounts and confirmatory assignments including any sales made or services rendered using the trade name shall show such Borrower's name as assignor and Lender is authorized to receive, endorse and deposit to any loan account of such Borrower maintained by Lender all checks or other remittances made payable to any trade name of such Borrower representing payment with respect to such sales or services.

                  6.3 Losses. Borrowers shall promptly notify Lender in writing of any loss, damage, investigation, action, suit, proceeding or claim relating to a material portion of the Collateral or which may result in any material adverse change in any Borrower's business, assets, liabilities or condition, financial or otherwise.

                  6.4 Books and Records. Each Borrower's books and records concerning accounts and its chief executive office are and shall be maintained only at its address set forth in Section 10.6(c). Each Borrower's only other places of business and the only other locations of Collateral, if any, are and shall be the addresses set forth in Sections 10.6(d) and 10.6(e) hereof, provided that such Borrower may change such locations or open a new place of business upon thirty (30) days' prior written notice to Lender (except in case of damage or destruction, in which case notice shall be given concurrently with the change of location). Prior to any change in location or opening of any new place of business, the applicable Borrower shall execute and deliver or cause to be executed and delivered to Lender such financing statements, financing documents and security and other agreements as Lender may reasonably require, including, without limitation, those described in Section 6.14.

                  6.5 Title. Borrowers warrant and represent that they have and at all times will continue to have good and marketable title, free from defects, to all of the Collateral, free and clear of all liens, security interests, claims or encumbrances of any kind except (i) sales of inventory in the ordinary course of business, (ii) purchase money equipment liens in favor of the sellers of such equipment or the lenders financing such sale, (iii) non-delinquent tax liens, (iv) involuntary liens released or discharged within 30 days after Borrowers' discovery thereof, (v) liens in favor of Lender, (vi) those set forth on Schedule A hereto, and (vii) as to any Real Property, any easements, leases or other encumbrances not having any material and adverse effect on the value of such Real Property.

                  6.6 Disposition of Assets. Except as otherwise allowed hereunder, no Borrower shall directly or indirectly, without Lender's prior written consent: (a) sell, lease, transfer, assign, abandon or otherwise dispose of any part of the Collateral or any material portion of its other assets (other than sales of inventory to buyers and use or other disposition of inventory by such Borrower, all in the ordinary course of such Borrower's business and, provided no Event of Default has occurred and is continuing, sales or other dispositions of equipment in the ordinary course of such Borrower's business, provided that such sale or disposition would not have a material adverse effect on such Borrower); or (b) consolidate with or merge with or into any other entity, or permit any other entity to consolidate with or merge with or into such Borrower, other than as permitted under Section 7.1(e); or (c) form or acquire any interest in any firm, corporation or other entity.

                  6.7 Insurance. Borrowers shall at all times maintain, at Borrowers' expense, with financially sound and reputable insurers, casualty insurance (including, without limitation, at the option of Lender if available at commercially reasonable rates, earthquake insurance) with respect to the Collateral and other assets. All such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to Lender and shall provide for thirty (30) days' prior written notice to Lender of cancellation, reduction or other alteration of coverage. Borrowers hereby irrevocably appoint Lender and any designee of Lender as attorney-in-fact for Borrowers to obtain such insurance at Borrowers' expense, if Borrowers do not do so, and, after and during the continuance of an Event of Default, to adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or replace such insurance. Borrowers shall deliver to Lender evidence of such insurance and a lender's loss payable endorsement satisfactory to Lender as to all existing and future insurance policies with respect to the Collateral. Borrowers shall deliver to Lender, in kind, all instruments representing proceeds of insurance received by Borrowers. Lender may apply any insurance proceeds received at any time to the cost of repairs to or replacement of any portion of the Collateral and/or, at Lender's option, to payment of or as security for any of the Obligations, whether or not due, in any order or manner as Lender determines.

                  6.8 Compliance With Laws. Each Borrower warrants and represents that it is and at all times will continue to be in material compliance with the requirements of all applicable material laws, rules, regulations and orders of any governmental authority relating to its business (including laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety or environmental matters), other than laws, rules, regulations or orders being contested in good faith, which contest does not materially and adversely affect such Borrowers' business, financial condition or the Collateral, and all material agreements or other material instruments binding on such Borrower or its property. All of Borrower's inventory shall be produced in accordance with the requirements of the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders related thereto. Borrower shall pay and discharge all taxes, assessments and governmental charges against any Borrower or any Collateral prior to the date on which penalties are imposed or liens attach with respect thereto, unless the same are being contested in good faith and, at Lender's option (if, in Lender's reasonable judgment, such contest is likely to have a material adverse effect on such Borrower's business, financial condition or the Collateral), Reserves are established for the amount contested and penalties which may accrue thereon.

                  6.9 Accounts. Borrowers warrant and represent that with respect to each account deemed an Eligible Account, except as reported in writing to Lender, Borrowers have no knowledge that any of the criteria for eligibility are not or are no longer satisfied. As to each account, except as disclosed in writing to Lender at the time such account arises and except for possible claims for defect or breach of warranty (a) each is valid and legally enforceable and represents an undisputed bona fide indebtedness incurred by the account debtor for the sum reported to Lender; (b) each arises from an absolute and unconditional sale of goods, without any right of return or consignment, or from a completed rendition of services; (c) each is not, at the time such account arises, subject to any defense, offset, dispute, contra relationship, counterclaim, or any given or claimed credit, allowance or discount; and (d) all statements made and all unpaid balances and other information appearing in the invoices, agreements, proofs of rendition of services and delivery of goods and other documentation relating to the accounts, and all confirmatory assignments, schedules, statements of account and books and records with respect thereto, are true and correct and in all respects what they purport to be.


                  6.10     Use of Equipment; Maintenance Identification.

                           (a) Borrowers will not move any of the Equipment from the locations specified on Schedules B and C without the prior written consent of Lender (except that this restriction shall not apply to motor vehicles used to transport other Equipment, inventory or materials, or to any Equipment while in transit to a location specified on Schedule B or C).

                           (b) Borrowers will use the Equipment in a careful and proper manner, will comply with and conform in all material respects to all governmental laws, rules and regulations relating thereto, and will cause the Equipment to be operated materially in accordance with the manufacturer's or supplier's instructions or manuals and only by competent and duly qualified personnel.

                           (c) Borrowers will, at their own expense, keep and maintain the Equipment in good repair, condition and working order and furnish all parts, replacements, mechanisms, devices and servicing required therefor so that the value, condition and operating efficiency thereof will at all times be maintained and preserved, reasonable wear and tear and damage by casualty excepted. All such repairs, parts, mechanisms, devices and replacements shall immediately, without further act, become part of the Equipment and subject to the security interest created by this Agreement. Borrowers will not make or authorize any improvement, change, addition or alteration to the Equipment if such improvement, change, addition or alteration will materially impair the originally intended function or use of the Equipment or materially impair the value of the Equipment as it existed immediately prior to such improvement, change, addition or alteration. Any part added to the Equipment in connection with any improvement, change, addition or alteration shall immediately, without further act, become part of the Equipment and subject to the security interest created by this Agreement.

                           (d) If requested by Lender in writing, Debtor shall, at its expense, attach to each item of Equipment a notice satisfactory to Lender disclosing Lender's security interest in such item of Equipment.

                  6.11 Intentionally Deleted.

                  6.12 Affiliate Transactions. Except as permitted below, no Borrower will, directly or indirectly: (a) lend or advance money or property to, guarantee or assume indebtedness of, or invest (by capital contribution or otherwise) in any person, firm, corporation or other entity in excess of $75,000 (inclusive of any outstanding loans or advances permitted pursuant to clause (d) of this Section 6.12; or (b) declare, pay or make any dividend or other distribution on account of any shares of any class of stock of such Borrower now or hereafter outstanding except, if such Borrower is an "S corporation" as defined in the Internal Revenue Code of 1986, as amended, for dividends to shareholders in an amount equal to their state and federal tax liabilities associated with such status from time to time; or (c) except as set forth in any subordination agreement between Lender and the applicable party, make any payment of the principal amount of or interest on any indebtedness owing to any officer, director, shareholder or affiliate of such Borrower; or (d) make any loans or advances to any officer, director, employee, shareholder or affiliate of such Borrower in a principal amount outstanding in excess of $75,000 in the aggregate at any time; or (e) enter into any sale, lease or other transaction with any officer, director, employee, shareholder or affiliate of such Borrower on terms that are less favorable to such Borrower than those which might be obtained at the time from persons who are not an officer, director, employee, shareholder or affiliate of such Borrower. Notwithstanding the foregoing: (i) so long as Borrowers maintain a net worth on a consolidated basis (as determined in accordance with generally accepted accounting principles, consistently applied) in the amount set forth in Section 10.5(a), Borrowers shall not be subject to the restrictions provided in 6.12(a) or

(b); (ii) on or after the date of this Agreement and prior to January 1, 2001, Borrowers may from time to time make principal repayments to For Better Living, Inc. ("FBLI") of up to $2,500,000 in the aggregate plus accrued interest in accordance with the terms of the Promissory Note, dated August 12, 1997, in the original principal amount of $4,500,000, executed by Borrowers to the order of FBLI in respect of Borrowers' outstanding inter-company indebtedness to such affiliate evidenced by the FBLI Note, and from and after January 1, 2001, Borrowers may from time to time make additional principal repayments of up to $2,000,000 in the aggregate plus accrued interest in accordance with the FBLI Note to FBLI in respect of Borrowers' outstanding inter-company indebtedness to such affiliate evidenced by the FBLI Note ; and (iii) Borrowers may make the payments to For Better Living, Inc. required by the Management Services Agreement by and among Borrowers and such affiliate as such agreement is in effect on the date hereof.

                  6.13 Fees and Expenses. Borrowers shall pay, on Lender's demand, all reasonable costs, expenses, fees, filing fees and taxes payable in connection with the preparation, execution, delivery, recording, administration (including Lender's standard wire transfer and returned check fees as Lender shall, from time to time, advise Borrowers), collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may hereafter be made or entered into in respect hereof, or in any way involving claims by or against Lender directly or indirectly arising out of or related to the relationship between Borrowers and Lender or any guarantor and Lender (unless Lender is not the prevailing party in any litigation initiated by any Borrower against Lender), including, but not limited to, the following, whether incurred before, during or after the initial or any renewal Term or after the commencement of any case with respect to any Borrower or any guarantor under the United States Bankruptcy Code or any similar statute: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, appraisal fees, search fees and fees incurred in connection with any environmental report, audit, survey, or remediation; (c) all fees as then in effect relating to the wire transfer of loan proceeds and all other funds and fees then in effect for returned checks and credit reports; (d) all expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic, field examinations of the Collateral and Borrowers' operations, plus a per diem charge at the then prevailing rate (currently $650.00 per person per day) for Lender's examiners in the field and office; and (e) the costs, fees and disbursements of in-house and outside counsel to Lender, including but not limited to such fees and disbursements incurred as a result of litigation between the parties hereto (unless Lender is not the prevailing party in any litigation initiated by any Borrower against Lender), any third party and in any appeals arising therefrom. Anything herein to the contrary notwithstanding, Borrowers shall not be obligated to reimburse Lender for fees of Lender's in-house counsel relating to the drafting, negotiating or closing of the transaction described in this Agreement.

                  6.14 Further Assurances. At the request of Lender, at any time and from time to time, at Borrowers' sole expense, Borrowers shall execute and deliver or cause to be executed and delivered to Lender, such agreements, documents and instruments, including waivers, consents and subordination agreements from landlords, bailees, mortgagees or other holders of property of any Borrower or of loans due from Borrowers or security interests or liens in the Collateral, and do or cause to be done such further acts as Lender, in its reasonable discretion, deems necessary or desirable to create, preserve, perfect or validate any security interest of Lender or the priority thereof in the Collateral and otherwise to effectuate the provisions and purposes of this Agreement. Borrowers hereby authorize Lender to file financing statements or amendments against Borrowers in favor of Lender with respect to the Collateral, without Borrowers' signature and to file as financing statements any carbon, photographic or other reproductions of this Agreement or any financing statements signed by Borrowers.

                  6.15  Environmental  Condition.  Each  Borrower  warrants  and represents that to the best of its knowledge, none of its properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute except as identified in Phase I environmental assessments acceptable to Lender performed by Dames & Moore Group or as otherwise disclosed to Lender in writing. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by any Borrower, except as disclosed in Schedule E. No Borrower has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by such Borrower resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment. Subject to Schedule E, each Borrower is in compliance in all material respects with all statutes, regulations, ordinances and other legal requirements pertaining to the production, storage, handling, treatment, release, transportation or disposal of any hazardous waste or hazardous substance.

SECTION 7. EVENTS OF DEFAULT AND REMEDIES


                  7.1 Events of Default. All Obligations shall be immediately due and payable, without notice or demand, and any provisions of this Agreement as to future loans and credit accommodations by Lender shall terminate automatically, upon the termination or non-renewal of this Agreement or, at Lender's option, upon or at any time after the occurrence or existence of any one or more of the following (each, an "Event of Default"):

                           (a)  Borrowers  fail  to  pay  when  due  any  of the
         Obligations or fails to perform any of the terms of this Agreement, any deeds of trust or mortgages executed in favor of Lender, any note or any other existing or future agreement between Borrowers and Lender or any affiliate of Lender, provided that Borrowers shall have five days from the date of breach to cure non-monetary breaches which, in
         Lender's judgment, would not have a material adverse effect on Borrowers, the Collateral or the prospect of repayment of the Obligations, or which, in Lender's judgment, are not material breaches;

                           (b) Any representation, warranty or statement of material fact made by any Borrower to Lender in this Agreement or any other agreement, schedule, confirmatory assignment or otherwise, or to any affiliate of Lender, shall prove materially inaccurate or misleading when made;

                           (c) Any guarantor or subordinated creditor of a Borrower revokes, terminates or fails to perform within ten (10) days of when required, any of the terms of any guaranty, endorsement, subordination agreement or other agreement of such party with or in favor of Lender or any affiliate of Lender;

                           (d) Any judgment(s) in excess of $250,000 in the aggregate or any injunction (the enforcement of which would materially and adversely affect any Borrower's business, the Collateral or Lender's security interest therein, or such Borrower's ability to repay the Obligations as provided in this Agreement) or attachment is obtained against such Borrower or any guarantor and is either enforced or remains unstayed for a period of twenty (20) days unless fully covered by insurance without reservation of rights or fully paid under an insurance policy (regardless of reservation of rights);

                           (e) Any guarantor which is a natural person dies, or any Borrower or any guarantor which is a partnership or corporation is dissolved, or any Borrower or any guarantor which is a corporation fails to maintain its corporate existence in good standing (other than through merger with another affiliate or any guarantor, or any other merger specifically permitted hereunder), or the usual business of any Borrower or any guarantor ceases or is suspended;

                           (f) Any change occurs in the controlling ownership of any Borrower or any guarantor which is a corporation;

                           (g) (i) Borrowers and their affiliates, on a consolidated basis, become insolvent, or (ii) any Borrower, any affiliate or any guarantor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a general meeting of its creditors or principal creditors;

                           (h) Any petition or application for any relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against any Borrower or any guarantor and in the case of an involuntary petition in bankruptcy, is not dismissed within sixty (60) days from the date of the filing thereof;

                           (i) Any indictment or threatened indictment of any Borrower or any guarantor occurs under any criminal statute, or criminal or civil proceedings are commenced or threatened against any Borrower or any guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any material portion of the property of such Borrower or guarantor;

                           (j) Lender in its reasonable credit judgment believes that either (i) the prospect of payment or performance of the Obligations is materially impaired; or (ii) the Collateral is not sufficient to fully secure the Obligations, and such condition has not been cured within ten (10) days after Lender's written notice thereof to Borrowers;

                           (k) Any material change occurs in the type of business in which any Borrower or any guarantor is engaged as of the date of this Agreement; or

                           (l) Any default or event of default occurs on the part of any Borrower under any agreement, document or instrument to which such Borrower is a party or by which such Borrower or any of its property is bound, creating or relating to any indebtedness of such Borrower to any person or entity other than Lender in a principal amount exceeding $500,000, if the effect of such default is to accelerate the maturity of all or any part of such indebtedness, or all or any part of any such indebtedness shall be declared to be due and payable or required to be prepaid for any other reason, in either event prior to the stated maturity thereof.

                  7.2 Remedies. Upon the occurrence of an Event of Default and at any time during the continuance thereof, Lender shall have all the default rights and remedies provided in this Agreement, any other agreements between Borrower and Lender, the Uniform Commercial Code or other applicable law, all of which rights and remedies may be exercised without notice to Borrowers, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively or concurrently on any one or more occasions and in any order Lender may determine. Without limiting the foregoing, Lender may (a) accelerate the payment of all Obligations and demand immediate payment thereof to Lender; (b) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral;
(c) require Borrower, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender; (d) collect, foreclose, receive, appropriate, set off and realize upon any and all Collateral; (e) extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations; and (f) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrowers, which right or equity of redemption is hereby expressly waived and released by Borrowers. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days' prior notice by Lender to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made shall be deemed to be reasonable notice thereof and Borrowers waive any other notice. If Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrowers waive the posting of any bond which might otherwise be required.


                  7.3 Application of Proceeds. Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part (including reasonable attorneys' fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrowers) and in such order as Lender may elect, whether or not then due. Borrowers shall remain liable to Lender for the payment of any deficiency together with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

                  7.4 Lender's Cure of Third Party Agreement Default. Upon and during the continuance of an Event of Default Lender may, at its option, cure any default by Borrowers under any agreement with a third party or pay or bond on appeal any judgment entered against Borrowers, discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain or realize upon the Collateral. Lender may charge Borrowers' loan account(s) for any amounts so expended, such amounts to be repayable by Borrowers on demand. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers.


SECTION 8. JURY TRIAL WAIVER; CERTAIN OTHER WAIVERS AND CONSENTS

                  8.1 Jury Trial Waiver. BORROWERS AND LENDER EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWERS OR LENDER, OR, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWERS AND LENDER. IN NO EVENT WILL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

                  8.2 Counterclaims. Borrowers waive all rights to interpose any claims, deductions, setoffs or counterclaims of any kind, nature or description in any action or proceeding instituted by Lender with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto, except compulsory counterclaims.

                  8.3 Jurisdiction. Borrowers hereby irrevocably submit and consent to the non-exclusive jurisdiction of the State and Federal Courts located in the State of California and any other State where any Collateral is located, with respect to any action or proceeding arising out of this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto. In any such action or proceeding, Borrowers waive personal service of the summons and complaint or other process and papers therein and agree that the service thereof may be made by mail directed to Borrowers at their respective chief executive offices set forth herein or other address thereof of which Lender has received notice as provided herein or as otherwise permitted by law, service to be deemed complete five (5) days after mailing, or as permitted under the rules of either of said Courts. Any such action or proceeding commenced by Borrowers against Lender will be litigated only in a federal court located in the Central District of California, or a state court in the County of Los Angeles, California.

                  8.4 No Waiver by Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. A waiver by Lender of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

SECTION 9. TERM OF AGREEMENT; MISCELLANEOUS

                  9.1 Term. This Agreement shall only become effective upon execution and delivery by Borrowers and Lender and shall continue in full force and effect for a term of five (5) years from the date hereof and shall be deemed automatically renewed for successive terms of two (2) years thereafter unless terminated as of the end of the initial or any renewal term (each a "Term") by either party giving the other written notice at least sixty (60) days prior to the end of the then-current Term.

                  9.2 Early Termination. Borrowers may also terminate this Agreement by giving Lender at least thirty (30) days' prior written notice at any time and upon payment in full of all of the Obligations as provided herein, including the early termination fee provided below. Lender shall also have the right to terminate this Agreement at any time upon or during the continuance of an Event of Default. If Lender terminates this Agreement upon or during the continuance of an Event of Default, or if Borrowers shall terminate this Agreement as permitted herein effective prior to the end of the then current Term, in addition to all other Obligations, Borrowers shall jointly and severally pay to Lender, upon the effective date of termination, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits, an early termination fee equal to the following applicable percentage of the Maximum Credit:

                           (a) three percent (3%), if such early termination occurs on or prior to the first anniversary of this Agreement;

                           (b) two percent (2%), if such early termination occurs on or prior to the second anniversary of this Agreement;

                           (c) one percent (1%), if such early termination occurs on or prior to the third anniversary of this Agreement; and

                           (d) zero percent (0%), if such early termination occurs at any time after the third anniversary of this Agreement.

                  9.3 Additional Cash Collateral. Upon any termination of this Agreement by Borrowers as permitted herein, in addition to payment of all Obligations which are not contingent, Borrowers shall deposit such amount of cash collateral as Lender determines is necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees, in connection with any open Accommodations or remittance items or other payments provisionally credited to the Obligations or with respect to which Lender has not yet received final payment. All other security interests shall be released (and Lender shall promptly take all action necessary to effect such release) upon termination of this Agreement, termination of any commitments of Lender hereunder and full and final payment to Lender of all the Obligations. The unused portion of all sums deposited pursuant to this Section 9.3 shall be promptly returned to Borrowers when any Accommodation terminates, any remittance item or other credited payment is verified, or when Lender receives full and final payment on any provisionally credited amount (as the case may be). In the event that Lender has a reasonable basis to believe that any final payment made to Lender may be subject to contingency or defeasance, or if Lender in its reasonable judgment determines that Lender may be subject to some other contingent liability or expense that is the responsibility of Borrowers hereunder (and not otherwise covered under the first sentence of this Section 9.3), then Lender may, as a condition to the release of security interests hereunder, require the provision of appropriate indemnities, letters of credit, cash collateral or other similar security reasonably acceptable to Lender to cover any such possible defeasance, contingent liability or expense.


                  9.4 Notices. Except as otherwise provided, all notices, requests and demands hereunder shall be in writing and shall be (a) made to Lender at its address set forth in Section 10.6(a) and to Borrowers as set forth in Section 10.6(c), or to such other address as either party may designate by written notice to the other in accordance with this provision; and (b) deemed to have been given or made: if by hand, immediately upon delivery; if by telex, telegram or facsimile, immediately upon receipt; if by overnight delivery service, one (1) day after dispatch; and if by first class or certified mail, three (3) days after deposit in the U.S. Mail, postage prepaid and addressed as set forth herein.

                  9.5 Severability. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall not affect this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable.

                  9.6 Entire Agreement; Amendments; Assignments. This Agreement contains the entire agreement of the parties as to the subject matter hereof, all prior commitments, proposals and negotiations concerning the subject matter hereof being merged herein. Neither this Agreement nor any provision hereof shall be amended, modified or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that any obligation of Lender under this Agreement shall not be assignable or inure to the successors and assigns of Borrowers.

                  9.7  Discharge  of Borrower.  Except as otherwise  provided in
Section  9.3,  no  termination  of this  Agreement  shall  relieve or  discharge
Borrowers of their obligations, grants of Collateral, duties and covenants hereunder or otherwise until such time as all Obligations to Lender have been fully and finally paid and satisfied, including, without limitation, the continuation and survival in full force and effect of all security interests and liens of Lender in and upon all then existing and thereafter-arising or acquired Collateral and all warranties and waivers of Borrowers.

                  9.8 Usage. All terms used herein which are defined in the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement and all references to the singular or plural herein shall also mean the plural or singular, respectively.

                  9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and entirely performed therein by California residents.


SECTION 10. ADDITIONAL DEFINITIONS AND TERMS

         10.1     (a) Maximum Credit:                   $30,000,000 inclusive of
                                            all Revolving Loans, Accommodations,
                                                   Real Property Term Loans, the
                                                          Equipment Loan and all
                                                       Capital Expenditure Loans

                  (b) Gross Availability Formulas:

                      Eligible Accounts Percentage:                       90%(1)
                      Eligible Inventory Percentages
                        Raw Materials:                                    60%


--------
(1) Provided that if dilution exceeds 6%, the advance rate shall be reduced 1% for each percent of dilution above 6%.

                      Finished Goods (including finished goods described as 60% "build to order" manufactured pursuant to signed purchase orders)
                      Hardware:                                              60%

                  (c) Inventory Sublimit(s):                          $8,000,000

                  (d) Maximum days
                      for Eligible Accounts:          120 days from invoice date

                  (e)      Minimum Borrowing:                         $1,000,000

         10.2     Intentionally Deleted.

         10.3     Accommodations:

                  (a) Lender's Charge for Accommodations:           1.00% over a
                                                                         360-day
                                                                            year

                  (b) Sublimit for Accommodations:                    $2,000,000

         10.4     Fees:


                  (a) Interest Rate:  Prime Rate plus                      1.00%
                                                             over a 360-day year

                  (b) Interest Rate (Equipment Loans):
                      Prime Rate plus                                      0.25%
                                                             over a 360-day year

                  (c) Intentionally Omitted

                  (d) Unused Line Fee:                                     0.25%

         10.5     Financial Covenants:

                  (a) Borrower's consolidated net worth as at
                      September 30, 1997 shall not deteriorate more than $2,500,000 in the aggregate over the initial Term measured on a quarterly basis. If by September 30, 1997 Borrowers have not made the full $2,500,000 of principal payments to FBLI permitted under Section 6.12, the difference between $2,500,000 and the actual aggregate amount of such payments made to FBLI shall be figured into the calculation of Borrowers' consolidated net worth as at September 30, 1997.

         10.6     (a) Lender's Office:       300 South Grand Avenue
                                             Third Floor
                                             Los Angeles, CA 90071

                  (b) Borrowers               Associated Concrete Products, Inc.
                                              DeKalb Concrete Products, Inc.
                                              Dalworth Concrete Products, Inc.
                                              Associated Plastics, Inc.

                  (c) Borrowers' Chief

                        Executive Office:     2301 Dupont Drive, Suite 100
                                              Irvine, California 92612

                  (d) Locations of
                        Eligible Inventory
                        Collateral:           See Schedule "B".

                  (e) Borrowers' Other
                        Offices and
                        Locations of
                        Collateral:           See Schedule "C".

                  (f) Borrowers' Trade
                        Names for
                        Invoicing:            See Schedule "D".

Section 11. SURETYSHIP WAIVERS AND CONSENTS

                           (a) The  Obligations of each Borrower are independent
of the Obligations of each other Borrower. Each Borrower expressly waives all suretyship rights and defenses, including any right to require Lender to proceed against any other Borrower, to proceed against or exhaust any Collateral or any other security for the Obligations or to pursue any remedy Lender may have at any time. Each Borrower agrees that Lender may proceed against any one or more Borrower and/or the Collateral in such order and manner as Lender shall determine in its sole and absolute discretion. A separate action or actions may be brought and prosecuted against any one or more of the Borrowers whether an action is brought or prosecuted against any other Borrower or with respect to any Collateral or whether any other person shall be joined in any such action or actions. Each Borrower expressly waives the benefit of any statute(s) of limitations affecting its liability under this Agreement or the enforcement of the Obligations or any rights of Lender created or granted under this Agreement. Lender's rights hereunder shall be reinstated and revived, and the obligations and liability of each Borrower hereunder shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Lender upon the bankruptcy, insolvency or reorganization of any Borrower, or otherwise, all as though such amount had not been paid.

                           (b)  Each  Borrower  expressly  waives  any  and  all
suretyship defenses including without limitation, those now or hereafter arising or asserted by reason of (i) any disability or other defense of any other Borrower or with respect to the Obligations; (ii) the cessation for any cause whatsoever of the liability of any other Borrower and (iii) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of any other Borrower or the Obligations or any Collateral or any guaranty therefor by operation of law or otherwise. Each Borrower agrees that any amounts received by Lender from whatever source on account of the Obligations may be applied by Lender toward the payment of such of the Obligations and in such order of application as Lender may from time to time elect; and, notwithstanding any payments made by any Borrower, such Borrower shall have no right of subrogation, reimbursement, exoneration, indemnity, contribution or any other rights that would result in such Borrower being deemed a creditor of any other Borrower under the federal Bankruptcy Code or any other law or for any other purpose and such Borrower hereby irrevocably waives all such rights, the right to assert any such rights and any right to enforce any remedy which Lender now or may hereafter have against any Borrower and hereby irrevocably waives any benefit of and any right to participate in, any security now or hereafter held by Lender, whether any of the foregoing rights arise in equity, at law or by contract.


                           (c) Each Borrower  represents  and warrants to Lender
that it has established adequate means of obtaining from each other Borrower, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of each other Borrower and its properties, and each Borrower now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) or each other Borrower and its properties. Each Borrower hereby expressly waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to any Borrower any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of each Borrower or its properties, whether now known or hereafter known by Lender.

                           (d) Each Borrower  represents  and warrants that each
waiver set forth herein is made with each Borrower's full knowledge of its significance and consequences, and that under the circumstances each waiver is reasonable and not contrary to public policy or law. If any of such waivers is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the maximum extent permitted by law.

         IN WITNESS WHEREOF, Borrowers and Lender have duly executed this

Agreement this 13th day of August, 1997.



LENDER:                                  BORROWERS:

THE CIT GROUP/CREDIT                     ASSOCIATED CONCRETE PRODUCTS, INC.
  FINANCE, INC.


By:_________________________               By:____________________________

Title:______________________               Title:_________________________


                                           DEKALB CONCRETE PRODUCTS, INC.

                                           By: ___________________________

                                           Title: ________________________


                                           DALWORTH CONCRETE PRODUCTS, INC.

                                           By: ___________________________

                                           Title: ________________________


                                           ASSOCIATED PLASTICS, INC.

                                           By: ___________________________

                                           Title: ________________________

                                   SCHEDULE A

                                 Permitted Liens


                                      NONE

                                   SCHEDULE B

                   Locations of Eligible Inventory Collateral


   1.    Associated Concrete Products, Inc.

         a.       4301 W. MacArthur Boulevard
                  Santa Ana, California  92704

         b.       999 West Mission Rock Road
                  Santa Paula, California  93060

         c.       10050 Black Mountain Road
                  San Diego, California  92126

         d.       1901 Isabel
                  Livermore, California 94550

         e.       4491-A South "K" Street
                  Tulare, California  93274

         f.       91-059 Hanua Street
                  Kapolei, Hawaii 96707,
                  subject to Lender's receipt of
                  satisfactory agreements with the
                  owner of such facility

   2.    Associated Plastics, Inc.

         a.       3521 Airport Road
                  Jonesboro, Arkansas

         b.       2626 Kansas Street
                  Riverside, California  92507

   3.    Dalworth Concrete Products, Inc.

         a.       7818 South Cooper
                  Arlington, Texas  76017

         b.       1002 Vulcan Road
                  Haskell, Arkansas  72015

         c.       5250 F.M. 2855
                  Katy, Texas  77493

         d.       1900 Rilling Road
                  San Antonio, Texas  78214

         e.       3330 North Zaragosa
                  El Paso, Texas  79938

   4.    DeKalb Concrete Products, Inc.

         a.       Turner Road
                  Eastonollee, Georgia  30538

         b.       3408 Highway 17 N.
                  Green Cove Springs, Florida  32043

         c.       5951 Covington Highway
                  Decatur, Georgia 30035

                                   SCHEDULE C

              Borrowers' Other Offices and Locations of Collateral



   1.     2301 Dupont Drive, Suite 100
          Irvine, California  92612

   2.     500 S. Florida Avenue, Suite 600
          Lakeland, Florida  33801

                                   SCHEDULE D

                      Borrowers' Trade Names for Invoicing



             The Quikset Organization

                                   SCHEDULE E

                       Governmental Notices and Directives


                  Monitoring wells are being operated at the Santa Paula facility pursuant to orders and directives of the State of California, in connection with the monitoring of underground fuel contaminants.

                                   SCHEDULE F
                                  Real Property

   1.     3408 Highway 17 North
          Green Cove Springs, Florida

   2.     5951 Covington Highway
          Decatur, Georgia

   3.     1900 Rilling Road
          San Antonio, Texas

   4.     1002 Vulcan Road
          Haskell, Arkansas

   5.     5250 Farm to Market Road 2855
          Katy, Texas

   6.     3330 North Zaragoza
          El Paso, Texas

   7.     7818 South Cooper Street
          Arlington, Texas

   8.     Turner Road
          Toccoa, Georgia